Exhibit 2.7
EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 12, 2008 by and among SIMCERE PHARMACEUTICAL GROUP, a company with limited liability organized under the laws of the Cayman Islands (the “Company”), and KING VIEW DEVELOPMENT INTERNATIONAL LIMITED, a British Virgin Islands company (the “Purchaser”) and NEW GOOD MANAGEMENT LIMITED, a British Virgin Islands limited liability company (“NGM”).
RECITALS
     A. This Agreement is made in connection with that certain Restated Share Purchase Agreement (the “Purchase Agreement”) dated as of April 26, 2008 by and between NGM and the Purchaser, which provides for, among other things, the sale by NGM to the Purchaser of 11,820,000 of the Company’s Ordinary Shares (the “Shares”) for an aggregate consideration of US$60,282,000.00 (the “Purchase Price”).
     B. In satisfaction of a condition to the obligations of the Purchaser thereunder, the Company agrees with the Purchaser, for the benefit of the Purchaser (including the Purchaser’s permitted transferees, from time to time, collectively with the Purchaser, the “Holders”), as follows:
     SECTION 1 CERTAIN DEFINITIONS.
     For purposes of this Registration Rights Agreement the following terms shall have the following meanings:
          1.1 “Affiliate” of any specified Person means an “affiliate,” as the term is defined in Rule 405 under the Securities Act, of such Person.
          1.2 “Agreement” means this Registration Rights Agreement, as the same may be amended or restated from time to time pursuant to the terms hereof.
          1.3 “Authorized Agent” has the meaning assigned thereto in Section 11.6.
          1.4 “Blue Sky” means the statutes of any state regulating the sale of corporate securities within that state.
          1.5 “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York, the People’s Republic of China or Hong Kong are authorized or required by law or executive order to remain closed.
          1.6 “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          1.7 “Company” has the meaning assigned thereto in the first paragraph of this Agreement.
          1.8 “Company Notice” has the meaning assigned thereto in Section 3.1.
          1.9 “Deferral Notice” has the meaning assigned thereto in Section 4.2.
          1.10 “Deferral Period” has the meaning assigned thereto in Section 4.2.
          1.11 “Effective Period” has the meaning assigned thereto in Section 2.2.
          1.12 “Eligibility Date” has the meaning assigned thereto in Section 2.1.
          1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          1.14 “Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 20, 2006, by and among (i) the Company; (ii) NGM and (iii) Assure Ahead Investments Limited as in effect on the date hereof.
          1.15 “FINRA” means the Financial Industry Regulatory Authority, Inc.
          1.16 “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Registrable Securities by the Holders.
          1.17 “Holder” has the meaning assigned thereto in the Recital.
          1.18 “Holder Information” has the meaning assigned thereto in Section 7.1 hereof.
          1.19 “Incidental Registration” means a registration required to be effected by the Company pursuant to Section 3.
          1.20 “Incidental Registration Statement” means the registration statement referred to in Section 3(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.
          1.21 “Majority Holders” shall mean, on any date, holders of the majority of the Shares constituting Registrable Securities.
          1.22 “Material Event” has the meaning assigned thereto in Section 4.1(4).
          1.23 “Notice and Information Summary” means a written notice delivered to the Company containing such information with respect to the Holder as is required to be included in the Relevant Registration Statement and Prospectus in order to comply with the Securities Act, which information shall be (i) the name and address of the Holder, (ii) the number of Shares held by such Holder that it wishes to include in the Relevant Registration Statement and Prospectus, (iii) the intended method of distribution and (iv) any other information required to be disclosed under the Securities Act and, to the extent the Holder is not represented by counsel, reasonably requested by the Company.
          1.24 “Notice Holder” means, on any date, any Holder that has delivered items (i) though (iii) of the Notice and Information Summary to the Company on or prior to such date. The Notice and Information Summary shall be deemed as notice that a Holder wishes to be included in the Relevant Registration Statement; provided that some or all of such Holder’s Registrable Securities have not been sold in accordance with a Relevant Registration Statement.
          1.25 “Ordinary Shares” means the ordinary shares in the capital of the Company, US$0.01 par value per share.
          1.26 “Penalty Charge” has the meaning assigned thereto in Section 2.6.
          1.27 “Penalty Charge Applicable Amount” has the meaning assigned thereto in Section 2.6.
          1.28 “Penalty Charge Payment Date” has the meaning assigned thereto in Section 2.6.
          1.29 “Person” means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.
          1.30 “Prospectus” means each prospectus included in any Relevant Registration Statement, including any preliminary prospectus, any such prospectus as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments and all materials incorporated by reference or explicitly deemed to be incorporated by reference in the foregoing.
          1.31 “Purchase Agreement” has the meaning specified in the first paragraph of this Agreement.
          1.32 “Purchaser” has the meaning specified in the first paragraph of this Agreement.
          1.33 “Record Date” means, (i) January 11, with respect to a Penalty Charge Payment Date that occurs on January 25 and (ii) July 11, with respect to a Penalty Charge Payment Date that occurs on July 25.
          1.34 “Record Holder” means, with respect to a Penalty Charge Payment Date relating to the Registrable Securities for which any Penalty Charge has accrued, a Notice Holder that was the holder of record of such Registrable Securities at the close of business on the Record Date relating to such Penalty Charge Payment Date.

          1.35 “Registrable Securities” means the Shares until the earlier of (i) their effective registration under the Securities Act and the resale of all the Shares in accordance with the Relevant Registration Statement or (ii) the date on which the Shares are (A) sold pursuant to Rule 144 under circumstances in which any legend borne by any of the Shares relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or (B) freely transferable without restriction under Rule 144.
          1.36 “Registration Default” has the meaning assigned thereto in Section 2.6.
          1.37 “Registration Expenses” has the meaning assigned thereto in Section 6.
          1.38 “Relevant Registration Statement” means the Shelf Registration Statement or the Incidental Registration Statement, as the context may require.
          1.39 “Rule 144,” “Rule 405” and “Rule 415” mean, in each case, such rule as promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
          1.40 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          1.41 “Shares” has the meaning specified in the first paragraph of this Agreement.
          1.42 “Shelf Registration Statement” means the shelf registration statement referred to in Section 2.1, as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.
          1.43 “Special Counsel” has the meaning assigned thereto in Section 6.
          1.44 “Trigger Date” has the meaning assigned thereto in Section 2.6.
          1.45 “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
     Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.
     SECTION 2 REGISTRATION UNDER THE SECURITIES ACT.
          2.1 The Company agrees (and NGM agrees to cause the Company) to file under the Securities Act as promptly as practicable but in any event no later than thirty (30)

days after the earlier of (i) June 30, 2008 and (ii) the date on which the Company files its Form 20-F for the fiscal year ended December 31, 2007 with the Commission (such earlier date, the “Eligibility Date”), a shelf registration statement (the “Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 registering the resale from time to time by Holders thereof of all of the Registrable Securities (or, if registration of Registrable Securities not held by Notice Holders is not permitted by the rules and regulations of the Commission, then registering the resale from time to time by Notice Holders of their Registrable Securities). At least twenty (20) Business Days before the Company expects the Shelf Registration Statement to become effective under the Securities Act (or if the Shelf Registration Statement becomes effective on or before June 11, 2008, then fifteen (15) Business Days before the Company expects the Shelf Registration Statement to become effective under the Securities Act), the Company shall give notice thereof to each Holder who has provided the Company its contact information (including the name of the contact person, telephone number and fax number of such contact person). Within ten (10) Business Days (or if the Shelf Registration Statement becomes effective on or before June 11, 2008, then five (5) Business Days) of receipt of such notice from the Company, each Holder shall notify the Company if such Holder elects to be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and deliver to the Company a Notice and Information Summary.
          2.2 The Company agrees (and NGM agrees to cause the Company) to use its reasonable best efforts to cause the Shelf Registration Statement to become effective under the Securities Act within one hundred eighty (180) days after the Eligibility Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective one time for a reasonable period not to exceed 30 consecutive days if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company shall (and NGM agrees to cause the Company to) use its reasonable best efforts to keep such Shelf Registration Statement continuously effective until the earliest of (x) the date that there are no longer any Registrable Securities outstanding; (y) the expiration of the period referred to in Rule 144(d)(1) of the Securities Act with respect to all Registrable Securities held by Persons that are not Affiliates of the Company; and (z) three years from the date such Shelf Registration Statement is declared effective (such period, the “Effective Period”). Without prejudice to any registration rights, existing as of the date hereof, held by the Company’s security holders or NGM with respect to the Company’s securities, none of the Company’s securityholders (including NGM), other than Holders of Registrable Securities, shall have the right to include any of the Company’s securities in the Shelf Registration Statement.
          2.3 The Company further agrees to cause (and NGM agrees to cause the Company to cause) the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders of the Registrable Securities, promptly upon request, copies of any supplement or amendment prior to its being used or promptly following its filing with the Commission; provided, however, that the Company shall have no obligation to deliver to Holders of Registrable Securities copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website. If the Shelf Registration Statement, as amended or supplemented from time to time, ceases to be effective for any reason at any time during the Effective Period (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities or as permitted under Section 4.2, but subject to the last sentence of Section 4.2), the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act or to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement for purposes contemplated hereunder.
          2.4 Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with Section 2.5 and Section 4.2. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a completed and executed Notice and Information Summary to the Company prior to any attempted or actual distribution of Registrable Securities under a Shelf Registration Statement. The Company agrees to request any information from the Holders (other than the name and address of the Holder, the number of Shares held by such Holder that it wishes to include in the Relevant Registration Statement and Prospectus and the intended method of distribution) that are required to be disclosed under the Securities Act or otherwise reasonably requested by the Company immediately following such Holder’s request to include some or all of the Registrable Securities it holds under a Shelf Registration Statement
          2.5 If a Holder becomes a Notice Holder, the Company shall, as promptly as is practicable after the date a Notice and Information Summary is delivered, and in any event within thirty (30) days after the date of receipt of such Notice and Information Summary, or if the use of the Prospectus has been suspended by the Company under Section 4.2 hereof at the time of receipt of the Notice and Information Summary or is suspended within five (5) days after the date such Notice and Information Summary is received, thirty (30) days after the expiration of the period during which the use of the Prospectus is suspended:
          (1) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Information Summary is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use their reasonable efforts to cause such post-effective amendment to be declared or to otherwise become effective under the Securities Act as promptly as is practicable.

Notwithstanding the foregoing, the Company shall not be required to file more than one (1) post-effective amendment to the Shelf Registration Statement or supplement to the related Prospectus during any thirty (30) day period;
          (2) provide such Notice Holder, upon request, a reasonable number of copies of any documents filed pursuant to Section 2.1; and
          (3) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2.5(1).
          Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder (regardless of when such Holder became a Notice Holder) shall be named as a selling securityholder in a Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2.5 or Section 2.1, as applicable.
          2.6 If any of the following events (any such event a “Registration Default”) shall occur, then a penalty charge (the “Penalty Charge”) shall become payable by NGM to the Holders in respect of the Shares as follows:
          (1) if the Company has not filed its Form 20-F for the fiscal year ended December 31, 2007 with the Commission on or prior to June, 30, 2008, the Penalty Charge shall accrue on the Purchase Price at a rate of 5.0% per annum for the first 90 days following such date and at a rate of 10.0% per annum thereafter; such amount as reduced by the amount of payment or payments actually made by NGM to the Holders pursuant to Section 5.6 of the Purchase Agreement; or
          (2) if the Shelf Registration Statement is not filed with the Commission within 30 days following the Eligibility Date, then commencing on the 31st day after the Eligibility Date, the Penalty Charge shall accrue on the Purchase Price at a rate of 0.5% per annum for the first 90 days following such 31st day and at a rate of 1.0% per annum thereafter; or
          (3) if the Shelf Registration Statement is not declared effective and does not otherwise become effective within 180 days following the Eligibility Date, then commencing on the 181st day after the Eligibility Date, the Penalty Charge shall accrue on Purchase Price at a rate of 0.5% per annum for the first 90 days following such 181st day and at a rate of 1.0% per annum thereafter; or
          (4) if the Shelf Registration Statement has been declared effective or has otherwise become effective but such Shelf Registration Statement ceases to be effective at any time during the Effective Period (without being succeeded immediately by a new Shelf Registration Statement that is filed and immediately becomes effective under the Securities Act) for a period of time (including the Deferral Periods) which shall exceed forth five (45) days in the aggregate in any six (6) month period (such 46th day, the “Trigger Date”), except as permitted under Section 4.2 (but subject to the last sentence of Section 4.2), then commencing on the Trigger Date, the Penalty Charge shall accrue on a portion of the Purchase Price equal to the product of the Purchase Price and a fraction, (x) the numerator of which shall be the number of Shares, of which the Record Holders were holders of record at the close of business on the applicable Record Date and (y) the denominator of which shall be the number of all the Shares (the “Penalty Charge Applicable Amount”), at a rate of 0.5% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 1.0% per annum thereafter.
          The Penalty Charge on the Registrable Securities, if any, will be payable in cash on January 25 and July 25 of each year (the “Penalty Charge Payment Date”) to Notice Holders of record of such Registrable Security at the close of each preceding January 11 and July 11, to the extent of, for each such Penalty Charge Payment Date, the unpaid Penalty Charge that has accrued to (but excluding) such Penalty Charge Payment Date (or, if the Penalty Charge accrual period shall have ended prior to such Penalty Charge Payment Date, to, but excluding, the day immediately after the last day of such Penalty Charge accrual period, as specified below).
          On the day when the all Registration Defaults requiring the payment of the Penalty Charge to the Holders of Shares that are Registrable Securities pursuant to this Section are cured, the accrual of the Penalty Charge will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of the Penalty Charge). For the avoidance of doubt, the accrual of the Penalty Charge due to a Registration Default as specified in clause (4) above will cease upon the date on which the Shelf Registration Statement becomes effective and usable under the Securities again or another Shelf Registration Statement is filed with the Commission and becomes effective.
          During any given period, in the event of the occurrence of multiple concurrent Registration Defaults, the rate of accrual of the Penalty Charge for such period shall be the highest rate provided for in this Section 2.6 applicable to the concurrent Registration Defaults.
          A Shelf Registration Statement pursuant to this Section 2 will not be deemed to have become effective unless it has been declared effective by the Commission or is automatically effective upon filing with the Commission as provided by Rule 462 under the Securities Act.
     SECTION 3 INCIDENTAL REGISTRATION.
     3.1 If at any time from and after the date hereof, the Company proposes to register any of its Ordinary Shares under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition of another entity by the Company, or (B) pursuant to Section 2 hereof), either in connection with a primary offering for cash for the account of the Company or a secondary offering, the Company shall, each time it intends to effect such a registration, (a) promptly give each Holder written notice (the “Company Notice”) thereof (which shall include the list of jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws). Upon the written request of any Holder made within twenty (20) days after the delivery of the Company Notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder or its transferees and, unless the applicable registration is intended to effect a primary offering of Shares for cash for the account of the Company, the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company’s intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act, any Blue Sky or other state securities laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other securities. The registration rights granted pursuant to the provisions of this Section 3 shall be in addition to the registration rights granted pursuant to the other provisions of this Agreement.
     3.2 Amount of Inclusion. Subject to Section 4.2 of the Existing Registration Rights Agreement, the Company shall be required to include in the Incidental Registration Registrable Securities held by the Holders. The number of Registrable Securities to be included in the Incidental Registration shall be allocated, subject to Section 4.2 of the Existing Registration Rights Agreement, pro rata among the Holders thereof requesting inclusion in such Incidental Registration on the basis of the number of Registrable Securities requested to be included by all the Holders; provided, however, that in no event shall securities of the Purchaser be excluded from any registration if securities of NGM or any of its Affiliates (other than the Company and holders of registration rights granted pursuant to the Existing Registration Rights Agreement as in effect on the date hereof) are included in such registration.
     3.3 Underwriting in Incidental Registration.
          (a) Notice of Underwriting in Incidental Registration. If the Incidental Registration is a an Underwritten Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1. In this event, the right of any Holder to registration shall be conditioned upon such Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement in customary form with the underwriters’ representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.
          (b) Marketing Limitation in Incidental Registration. In the event the underwriters’ representative advises the Holders seeking registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Incidental Registration) require a limitation of the number of shares to be underwritten, the underwriters’ representative may limit the number of Registrable Securities to be included in the Incidental Registration and underwriting in accordance with Section 4.2(c) of the Existing Registration Rights Agreement; provided, however, that in no event shall securities of the Purchaser be excluded from any registration if securities of NGM or any of its Affiliates (other than the Company and holders of registration rights granted pursuant to the Existing Registration Rights Agreement) are included in such registration.
          (c) Withdrawal in Incidental Registration. If any Holder disapproves of the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriters’ representative delivered within fourteen (14) days after the Holder is notified of the terms of any underwriting by the Company. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Incidental Registration.
     SECTION 4 REGISTRATION PROCEDURES.
          The following provisions shall apply to the Relevant Registration Statement filed pursuant to Section 2 or Section 3, as the case may be.
          4.1 The Company shall:
          (1) prepare and file with the Commission a registration statement on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, and use its reasonable efforts to cause such registration statement to become effective in accordance with Section 2.1 or 3.1 above, as the case may be;
          (2) before filing any Relevant Registration Statement or Prospectus or any amendments or supplements thereto with the Commission, furnish to the Purchaser copies of all such documents proposed to be filed and use reasonable consideration to any comments as the Purchaser shall reasonably propose within three (3) Business Days of the delivery of such copies to the Purchaser;

          (3) use its reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Relevant Registration Statement and file with the Commission any other required document as may be necessary to keep such Relevant Registration Statement continuously effective until the expiration of the Effective Period (except to the extent permitted under Section 4.2); cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Relevant Registration Statement during the Effective Period (except to the extent permitted under Section 4.2) in accordance with the intended methods of disposition by the sellers thereof set forth in such Relevant Registration Statement as so amended or such Prospectus as so supplemented;
          (4) promptly notify the Notice Holders of Registrable Securities (A) when such Relevant Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the Commission, and, with respect to such Relevant Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request, following the effectiveness of the Relevant Registration Statement, by the Commission or any other Federal or state governmental authority for amendments or supplements to the Relevant Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Relevant Registration Statement or the initiation or written threat of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the Commission to the use of a Relevant Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any material event or the existence of any material fact (a “Material Event”) as a result of which any Relevant Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (E) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 6-K or other appropriate Exchange Act report that is incorporated by reference into the Relevant Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Relevant Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) or (F) of the determination by the Company that a post-effective amendment to the Relevant Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 4.2), state that it constitutes a Deferral Notice, in which event the provisions of Section 4.2 shall apply;

          (5) prior to any public offering of the Registrable Securities pursuant to the Relevant Registration Statement, (i) use its reasonable best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or, if required, Blue Sky laws of such jurisdictions within the United States as any Notice Holders reasonably requests in writing (which requests included in the Notice and Information Summary), (ii) use its reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and (iii) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Relevant Registration Statement and the related Prospectus; provided that the Company and NGM s will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;
          (6) use its reasonable best efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Relevant Registration Statement or, in the event of an objection of the Commission pursuant to Rule 401(g)(2), promptly file an amendment to such Relevant Registration Statement on the proper form, and to obtain the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;
          (7) upon reasonable notice, for a reasonable period prior to the filing of the Relevant Registration Statement, and throughout the Effective Period (i) make reasonably available for inspection by a representative of, and Special Counsel acting for, Majority Holders of the Registrable Securities being sold and any underwriter (if any) (and its counsel), participating in any disposition of Registrable Securities pursuant to such Relevant Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use reasonable efforts to cause their officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter in connection with such Relevant Registration Statement, in each case as is customary for similar “due diligence” examinations; provided, however, that such persons shall first agree in writing with the Company that such person will not engage in any transaction involving Company securities in violation of applicable law (including without limitation federal securities laws prohibiting trading on the basis of material non-public information) and that any information that is confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless such records, information or documents subsequently enter the public domain (other than as a consequence of the breach of this clause by the Majority Holders); provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the Special Counsel.
          (8) if requested by the Majority Holders of the Registrable Securities being sold in an underwriting, their Special Counsel or the managing underwriters (if any) in connection with such Relevant Registration Statement, use its reasonable best efforts to cause (i) its counsel to deliver an opinion relating to the Relevant Registration Statement and the Securities in customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by the Majority Holders of the Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent registered public accounting firm to provide a letter confirming that they are an independent registered public accounting firm within the rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act with, in the case of an amendment or supplement that includes audited financial information, such changes as may be necessary to reflect the amended or supplemented financial information;
          (9) if reasonably requested by the Purchaser or any Notice Holder in writing, incorporate in a prospectus supplement or post-effective amendment to the Relevant Registration Statement such information as the Purchaser or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and, if the Company determines pursuant hereto to give effect to such request, to make any required filings of such prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 4.1(9) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;
          (10) promptly furnish to each Notice Holder and the Purchaser, upon their request and without charge, at least one (1) conformed copy of the Relevant Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; provided, however, that the Company shall have no obligation to deliver to Notice Holders or the Purchaser a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website;
          (11) during the Effective Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to the Relevant Registration Statement, without charge, at least one copy of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein; and
          (12) cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Relevant Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing at least two (2) Business Days prior to sales of Securities pursuant to such Relevant Registration Statement; provided that nothing herein shall require the Company to deliver certificated Shares to any beneficial holder of Shares.

          4.2 Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Relevant Registration Statement or the initiation of proceedings with respect to the Relevant Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence or the existence of any Material Event as a result of which any Relevant Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Relevant Registration Statement and the related Prospectus, the Company will (i) in the case of clause (B) or (C) above, subject to the third sentence of this provision, as promptly as is practicable prepare and file a post-effective amendment to such Relevant Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Relevant Registration Statement and Prospectus so that such Relevant Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered (or, to the extent permitted by law, made available) to the purchasers of the Registrable Securities being sold thereunder (it being understood that the Company may rely on information with respect to a Notice Holder provided by such Notice Holder to the Company for use in such Prospectus, including, without limitation, the Holder Information), and, in the case of a post-effective amendment to the Relevant Registration Statement, subject to the third sentence of this provision, use reasonable efforts to cause it to be declared effective or otherwise become effective as promptly as is practicable and (ii) give notice to the Notice Holders that the availability of the Relevant Registration Statement is suspended (a “Deferral Notice”). Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Relevant Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.
          The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate; provided that the period during which the availability of the Relevant Registration Statement and any Prospectus is suspended (the “Deferral Period”), without the Company incurring any obligation to pay the Penalty Charge pursuant to Section 2.6, shall not exceed 120 days in the aggregate in any 12 month period.

          4.3 Each Holder of Registrable Securities agrees that upon receipt of any Deferral Notice from the Company, such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Securities pursuant to the Relevant Registration may continue.
          4.4 The Company may requires each Holder of Registrable Securities as to which any registration pursuant to Section 2.1 or 3.1, as the case may be, is being effected to furnish to the Company such information regarding such Holder and such Holder’s intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          4.5 The Company shall comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to any Relevant Registration Statement.
          4.6 The Company shall use its reasonable efforts to provide such information as is required for any filings required to be made with the FINRA.
          4.7 The Company shall enter into such customary and reasonable agreements and take all such other necessary, reasonable and lawful actions in connection therewith (including those requested by the Majority Holders of the Registrable Securities covered by the Relevant Registration Statement) in order to expedite or facilitate disposition of such Registrable Securities.
     SECTION 5 HOLDER’S OBLIGATIONS.
     Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the

Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Information Summary as required pursuant to Sections 2.1 and 2.5 hereof (including the information required to be included in such Notice and Information Summary) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments or as the Company may from time to time reasonably request. Each Holder agrees to keep confidential the receipt of any Deferral Notice and the contents thereof, except as required pursuant to applicable law.
     Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effective Period, to notify the Company, within ten (10) Business Days of a request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder’s Registrable Securities were so sold.
     SECTION 6 REGISTRATION EXPENSES.
     NGM agrees to bear and to pay or cause to be paid promptly upon request being made therefor by the Company all expenses incident to the performance by the Company of its obligations under this Agreement or compliance with this Agreement, including, but not limited to, (a) all Commission and any FINRA registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the state securities and Blue Sky laws referred to in Section 4.1(5) hereof, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Relevant Registration Statement, the related Prospectus and each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance) and (e) reasonable fees, disbursements and expenses of not more than one counsel for the Holders of Registrable Securities retained in connection with the Relevant Registration Statement, as selected by the Holders and consented to by the Company, with consent shall not be unreasonably withheld (“Special Counsel”), and fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any underwriter or placement agent therefor, the Company shall reimburse such Person for the full amount of the Registration Expenses so reasonably incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities participating in any Underwritten Offering shall pay all underwriting discounts and commissions, placement agent fees, brokerage fees and commissions and transfer taxes attributable to the sale or disposition of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly).
     SECTION 7 INDEMNIFICATION.
          7.1 The Company and NGM shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, the Purchaser), its Affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to as “Holder Indemnified Parties”) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, relating to purchases and sales of Registrable Securities and to which a Holder Indemnified Party may become subject to, whether threatened or commenced, under the Securities Act, the Exchange Act, any Blue Sky laws or any other federal or state statutory law or regulation, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Relevant Registration Statement, Prospectus, or issuer Free Writing Prospectus or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or, in the case of a Prospectus, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Holder Indemnified Party in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and NGM shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any information provided by or on behalf of a Holder (including Purchaser) in writing to the Company expressly for use in the Relevant Registration Statement, Prospectus, or Free Writing Prospectus (the “Holder Information”), including, without limitation, information provided to the Company by such Holder in a Notice and Information Summary; and provided, further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 7.1 shall not inure to the benefit of any Holder Indemnified Party from whom the person asserting any such loss, claim, damage, liability or action received Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder Indemnified Party results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final Prospectus was a result of non-compliance by the Company and NGM with Section 4. In addition, no Holder Indemnified Party (including Purchaser) shall be entitled to this indemnity to the extent such loss, damage, expense, liability, claim or action arises out of a disposition, pursuant to a Registration Statement, of Registrable Securities by such Holder during a Deferral Period, provided such Holder received, prior to such disposition, a Deferral Notice with respect to such Deferral Period. The Company or NGM will not be liable for any indemnity claims to any Holder Indemnified Party hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Relevant Registration Statement unless such liability is the direct result of the Company or NGM ‘s gross negligence, willful misconduct or fraud. This indemnity agreement shall be in addition to any liability that the Company and NGM may otherwise have.
          7.2 Each affiliated Holder shall, jointly and severally, and each non-affiliated Holder shall, severally and not jointly, indemnify and hold harmless the Company, NGM, their Affiliates, the officers, directors, employees, representatives and agents of each of the Company, NGM and their Affiliates, and each person, if any, who controls the Company or NGM within the meaning of the Securities Act or the Exchange Act (collectively referred to as the “Company Indemnified Parties”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, applicable Blue Sky laws or any other federal or state statutory law or regulation, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with the Holder Information, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such Holder Information, which material fact was not contained in such Holder Information, and which material fact was either reasonably requested by the Company and required to be stated in any Registration Statement or Prospectus, or any amendment or supplement thereto, or necessary to make such Holder Information not misleading, (B) a sale, by such Holder, pursuant to a Registration Statement, of Registrable Securities during a Deferral Period, provided that the Company shall have theretofore provided such Holder with a Deferral Notice with respect to such Deferral Period or (C) a public sale of Registrable Securities by such Holder without delivery, if required by the Securities Act, of the most recent applicable Prospectus provided to such Holder by the Company pursuant to this Agreement; and, subject to the limitation set forth in the immediately preceding clause, each Holder shall reimburse, as incurred, the Company Indemnified Party for any legal or other expenses reasonably incurred by the Company Indemnified Party in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage or liability, joint or several, or any action in respect thereof; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities pursuant to such Relevant Registration Statement unless such liability is the direct result of the Holder’s gross negligence, willful misconduct or fraud. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.
          7.3 Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof may be made against the indemnifying party pursuant to Section 7.1 or 7.2, promptly notify the indemnifying party in writing of the claim or the commencement of that action and the indemnifying person shall have the option to assume the defense of such claim or action, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all fees and expenses; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7.1 and 7.2, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment or if (i) the indemnifying party has not paid the expenses and fees for which it is liable thirty (30) days after notice by the indemnified party of request for reimbursement and (ii) such indemnified party shall have given such indemnifying party at least thirty (30) days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.
          7.4 The provisions of this Section 7 and Section 8 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company, NGM, or any of the indemnified Persons referred to in this Section 7 and Section 8, and shall survive the sale by a Holder of securities covered by the Relevant Registration Statement.

          7.5 Notwithstanding any other provisions in this Section 7 and Section 8, the indemnified parties shall not be entitled to recover from the indemnifying parties for any losses, claims, damages, liabilities or actions under this Section 7 and Section 8 unless and until the total amount of all such losses, claims, damages, liabilities or actions indemnifiable hereunder exceeds US$100,000, provided that when such amount is exceeded, the indemnifying parties shall be liable for all amount in excess of the first US$100,000. In any event, the indemnifying parties’ total liability for any losses, claims, damages, liabilities or actions under this Section 7 and Section 8 shall not exceed the Purchase Price allocable to the relevant Holders.
     SECTION 8 CONTRIBUTION.
     If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7.1 or 7.2, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and NGM from the offering and sale of the Company securities, on the one hand, and a Holder with respect to the sale by such Holder of Registrable Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or not applicable to the situation, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and NGM on the one hand and such Holder (including the Purchaser) on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and NGM on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Registrable Securities (before deducting expenses) received by or on behalf of the Company and NGM, on the one hand, and the total the total net proceeds from the sale of Registrable Securities by such Holder on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and NGM or information supplied by the Company and NGM on the one hand, or to any information relates to the Holder or planned disposition of the Registrable Securities or supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.
     The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.

     Notwithstanding the provisions of this Section 8, an indemnifying party that is a Holder of Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission unless such party is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     SECTION 9 RULE 144A AND RULE 144.
     Before the end of the Effective Period, so long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports under the Exchange Act, it will, upon the reasonable written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s securities pursuant to Rules 144 and 144A and customarily required in connection with sales pursuant to such exemptions. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)) and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether the Company has duly filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding twelve (12) months, unless such a statement has been included in the Company’s most recent report filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.
     SECTION 10 UNDERWRITTEN REGISTRATIONS
     Notwithstanding anything herein to the contrary, in no event shall Registrable Securities be offered and sold pursuant hereto through a Shelf Registration Statement pursuant to an Underwritten Offering without the prior written agreement of the Company. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
     SECTION 11 MISCELLANEOUS.
          11.1 Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Majority Holders; provided, however, that, no consent is necessary from any of the Holders in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to the Relevant Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate amount of the Registrable Securities being sold by such Holders pursuant to the Relevant Registration Statement. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 11.1, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.
          11.2 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:
          (1) If to the Company, to:
Simcere Pharmaceutical Group
No. 699-18 Xuan Wu Avenue,
Xuan Wu District, Nanjing
Jiangsu Province 210042
People’s Republic of China
Attention: Mr. Weidong Ren
Company Counsel
Telephone Number: 86 (25) 8556 6666 Ext 8810
Fax Number: 86(25) 8547 1729
          (2) If to NGM, initially at the address set forth in the Purchase Agreement;
          (3) If to the Purchaser, initially at its address set forth in the Purchase Agreement; and
          (4) If to a Holder, to the address of such Holder set forth in the security register, the Notice and Information Summary or other records of the Company.
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being delivered to a next-day air courier; five (5) Business Days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

          11.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Unless otherwise provided herein, the Purchaser may assign its rights and obligations hereunder to any of its Affiliates; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.
          11.4 Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 60% of the Registrable Securities enter into any agreement with any holder or prospective holder of Company securities that would grant such holder registration rights senior to or equal to those granted to the Holders under this Agreement; provided that this Section 11.4 shall not apply if all the Holders’ Registrable Securities have been registered in accordance with this Agreement.
          11.5 Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          11.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          11.7 Governing Law, Jurisdiction and Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (1) The Company and NGM irrevocably consent to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. The Company and NGM waive any objection that they may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.
          (2) To the extent that the Company or NGM has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and NGM hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

          (3) The Company and NGM irrevocably appoint CT Corporation System acting through its office at 111 Eighth Avenue, New York, NY 10011, U.S.A. (or its successors as agent for service of process) as their authorized agent (the “Authorized Agent”) in the Borough of Manhattan in the city of New York upon which process may be served in any law suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and NGM , as the case may be, by the person serving the same to the address provided for in Section 10.2 of this Agreement, shall be deemed in every respect effective service of process upon the Company and NGM, as the case may be, in any such suit or proceeding. If for any reason CT Corporation System ceases to be able to act as the Authorized Agent of the Company and NGM or ceases to have an address in the Borough of Manhattan, the city of New York, the Company and NGM will appoint a successor Authorized Agent in accordance with the preceding sentence. Should the Company or NGM fail to appoint and/or maintain an agent for service of process, the Purchaser shall be entitled to appoint one for the Company and/or NGM (as the case may be), at the Company’s or NGM’s cost.
          11.8 Remedies. In the event of a breach by the Company or NGM or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company or NGM , as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or NGM of their obligations under Section 2 hereof for which Penalty Charge have been paid pursuant to Section 2.6 hereof), will be entitled to specific performance of its rights under this Agreement. The Company, NGM and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
          11.9 No Inconsistent Agreements. Each of the Company and NGM represents, warrants and agrees that it shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.
          11.10 No Piggyback on Registrations. None of the Company, NGM or any of their respective Affiliates or security holders (other than the Holders of Registrable Securities in such capacity and the holders of registration rights on the date hereof granted pursuant to the Existing Registration Rights Agreement) shall have the right to include any securities of the Company in the Relevant Registration Statement other than Registrable Securities.
          11.11 Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
          11.12 Survival. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effective Period, except for any liabilities or obligations under Section 5, Section 6, Section 7 or Section 8 hereof, which shall terminate upon the one year anniversary of the end of the Effective Period. Notwithstanding the above, the obligations to make payments of and provide for Penalty Charge under Section 2.6 hereof to the extent such Penalty Charge accrued prior to the end of the Effective Period shall remain in effect in accordance with its terms.
          11.13 Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
[Signature Page(s) to Follow]

EXECUTION COPY
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIMCERE PHARMACEUTICAL GROUP
By:	/s/ Jinsheng Ren
	Name:	Jinsheng Ren
	Title:	Chief Executive Officer

NEW GOOD MANAGEMENT LIMITED
By:	/s/ Weidong Ren
	Name:	Weidong Ren
	Title:	Director

KING VIEW DEVELOPMENT INTERNATIONAL LIMITED
By:	/s/ Shujun Li
	Name:	Shujun Li
Capacity: Authorized Representative